[LOGO]


                                 May 3, 2001


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of UroCor, Inc. to be held at 2:00 p.m., C.D.T., on Thursday, June 21, 2001, at the Renaissance Hotel, 10 Broadway Avenue, Oklahoma City, Oklahoma.

     This year you will be asked to vote on three proposals. The proposals relate to the election of two directors, approval of an amendment to an employee stock option plan and approval of an amendment to a non-employee director stock option plan. These matters are more fully explained in the attached proxy statement, which you are encouraged to read.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE THESE PROPOSALS AND URGES THAT YOU RETURN YOUR SIGNED PROXY CARD AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

     Thank you for your cooperation.

                                          Sincerely,

                                          /s/ Michael W. George

                                          Michael W. George
                                          President and Chief Executive Officer

                                  UROCOR, INC.
                              840 Research Parkway
                          Oklahoma City, Oklahoma 73104

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 21, 2001

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of UroCor, Inc., a Delaware corporation (the "Company"), will be held on Thursday, June 21, 2001, at 2:00 p.m., C.D.T., at the Renaissance Hotel, 10 Broadway Avenue, Oklahoma City, Oklahoma for the following purposes:

     1. To elect two persons to serve as directors of the Company for three-year terms or until their respective successors are duly elected and qualified.

     2. To consider and vote on a proposal to approve an amendment to the UroCor, Inc. Second Amended and Restated 1992 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock for which options may be granted under the plan from 2,700,000 to 3,100,000 shares.

     3. To consider and vote on a proposal to approve an amendment to the UroCor, Inc. 1997 Non-Employee Director Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock for which options may be granted under the plan from 200,000 to 300,000 shares.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The holders of Common Stock of the Company of record at the close of business on April 23, 2001, will be entitled to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy card.

                                        By Order of the Board of Directors

                                        /s/ Bruce C. Hayden

                                        Bruce C. Hayden
                                        Senior Vice President, Chief Financial
                                            Officer, Secretary and Treasurer

May 3, 2001

                                    IMPORTANT

     You are cordially invited to attend the meeting in person. Even if you plan to be present, you are urged to sign, date and mail the enclosed proxy card promptly. If you attend the meeting, you can vote either in person or by your proxy.

                                  UROCOR, INC.

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 21, 2001

                               General Information

     This proxy statement and the accompanying proxy card are being furnished to holders of Common Stock of UroCor, Inc. ("UroCor" or the "Company"), 840 Research Parkway, Oklahoma City, Oklahoma 73104 (Tel. No. 405/290-4000), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the annual meeting of stockholders to be held Thursday, June 21, 2001, at 2:00 p.m., C.D.T., at the Renaissance Hotel, 10 Broadway Avenue, Oklahoma City, Oklahoma, or any adjournment thereof.

     Proxies in the form enclosed, properly executed by stockholders and received in time for the meeting, will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted for the director nominees listed herein, for the proposal to approve an amendment (the "1992 Plan Amendment") to the UroCor, Inc. Second Amended and Restated 1992 Stock Option Plan, as amended (the "1992 Plan"), and for the proposal to approve an amendment (the "1997 Plan Amendment") to the UroCor, Inc. 1997 Non-Employee Director Stock Option Plan, as amended (the "1997 Plan"). The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Company at or prior to the meeting. This Proxy Statement and accompanying proxy card are being mailed on or about May 3, 2001 to stockholders of record on April 23, 2001 (the "Record Date").

     At the close of business on the Record Date, there were outstanding and entitled to vote 9,864,363 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"), and only the holders of record of Common Stock on the Record Date shall be entitled to vote at the meeting.

     The holders of record of Common Stock on the Record Date will be entitled to one vote per share on each matter presented to the stockholders at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock as of the Record Date is necessary to constitute a quorum for the transaction of business at the meeting.

           MATTERS TO COME BEFORE THE MEETING AND RELATED INFORMATION

Proposal 1: Election of Directors

     At the meeting, two directors are to be elected, constituting all of the Class II directors. The Company's Restated Certificate of Incorporation, as amended, provides for the classification of the Board of Directors into three classes of directors (Class I, Class II and Class III), with the term of each class expiring at successive annual stockholders' meetings. All nominees are elected for three-year terms. Each director will serve until the annual meeting of stockholders at which his term expires, or until his respective successor is duly elected and qualified or his earlier resignation or removal. The terms of office of Aaron Beam, Jr. and Thomas C. Ramey expire at the meeting, and they are each proposed as nominees for terms expiring at the 2004 Annual Meeting of Stockholders. It is the intention of the persons named in the proxies for the holders of the Common Stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. The management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors. Any vacancies that may occur during the year may be filled by an individual appointed by the Board of Directors to serve for the remainder of the term of such director position. In accordance with the Company's by-laws and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for director or may withhold authority to vote for all nominees for director. Each director nominee receiving a plurality of the votes cast in person or by proxy at the meeting will be elected director. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee, and will not affect the outcome of the election.

     The following table sets forth certain information with respect to the director nominees and the Company's other directors:

                                                                                                Director
                                        Age      Position with the Company                       Since

Nominees for Election for Terms
Expiring at the 2004 Annual
Meeting of Stockholders (Class II)

Aaron Beam, Jr.                          57      Director                                         1997

Thomas C. Ramey                          57      Director                                         1997

Directors Whose Terms Expire at
the 2002 Annual Meeting of
Stockholders (Class III)

Michael W. George                        52      President, Chief Executive                       1998
                                                 Officer and Director

Michael R. Miller                        50      Director                                         2000

Michael E. Herbert                       56      Director                                         1994

Directors Whose Terms Expire at
the 2003 Annual Meeting of
Stockholders (Class I)

Herbert J. Conrad                        68      Director and                                     1993
                                                 Chairman of the Board

Louis M. Sherwood, M.D.                  64      Director                                         1993

Background of Nominees for Director

     Aaron Beam, Jr. Mr. Beam has been a director since December 1997. From January 1984 until his retirement in October 1997, Mr. Beam was the Executive Vice President and Chief Financial Officer of HEALTHSOUTH Corporation, a provider of outpatient surgery and rehabilitative healthcare services, which he co-founded. From May 1980 to December 1983, Mr. Beam served as Controller of the Shared Services Division of Lifemark Corporation, a healthcare company. Mr. Beam is also a director of Ramsay Youth Services, Inc. and Wall Street Deli, Inc.

     Thomas C. Ramey. Mr. Ramey has been a director since December 1997. Mr. Ramey has been Executive Vice President of Liberty Mutual Group, a diversified financial services company, since March 1995. Additionally, he has been President of Liberty International, responsible for the international business of Liberty Mutual, since December 1997. Mr. Ramey assumed his current positions with Liberty Mutual after having served as Senior Vice President, responsible for Liberty Mutual's workers compensation and managed healthcare products and services since July 1992. From March 1986 to June 1991, Mr. Ramey was the President and Chief Executive Officer of American International Healthcare, a subsidiary of American International Group, a managed healthcare company.

Background of Directors

     Herbert J. Conrad. Mr. Conrad has been a director since October 1993 and was appointed Chairman of the Board in April 2000. Until his retirement in August 1993, Mr. Conrad worked for 33 years at Hoffmann-LaRoche, Inc., a pharmaceutical company, where he held senior management positions in marketing, business and strategic planning and public affairs. For the last 11 years of his career at Hoffmann-LaRoche, he was President of the United States Pharmaceuticals Division and Senior Vice President of Hoffmann-LaRoche and a member of its Executive Committee and Board of Directors. Mr. Conrad is also a director of several pharmaceutical and biotechnology companies, including Biotechnology General Corporation, Sicor, Inc. and Gen-Vec, Inc.

     Michael W. George. Mr. George joined the Company in August 1998 as a director, President and Chief Operating Officer. In October 1999, he was appointed Chief Executive Officer. Before joining the Company, from August 1989 to August 1998, Mr. George held several senior management positions at DuPont Merck Pharmaceuticals Company, a pharmaceutical company, including President - International and President - North America. From June 1997 through August 1998, he served as Senior Vice President, Cardiovasculars of DuPont Merck. Prior to joining DuPont Merck, he spent four years at Bristol-Myers Squibb and 12 years at Sandoz Pharmaceuticals, Inc., a pharmaceutical company, in various sales and marketing management positions. Mr. George is also a director of Avanir Pharmaceuticals.

     Michael E. Herbert. Mr. Herbert has been a director since July 1994. Since January 1999, Mr. Herbert has been the President and Chief Executive Officer of the Bridgeport Bluefish Professional Ball Club, an independent minor league baseball team in the Atlantic Professional Baseball League. Mr. Herbert was the founding Chief Executive Officer of Physicians Health Services, Inc. ("PHS"), an individual practice association health maintenance organization ("IPA/HMO"), and served in that capacity from November 1976 through August 1996, at which time he became Co-Chief Executive Officer. PHS was acquired in January 1998 by Foundation Health Systems, Inc. and Mr. Herbert continued in his role as Co-Chief Executive Officer until July 1998. From January 1971 to November 1976, Mr. Herbert was Vice President of InterStudy, a national health policy research firm. Mr. Herbert is past Chairman of the American Association of Health Plans and is past Chairman of the American Managed Care and Review Association.

     Michael R. Miller. Mr. Miller has been a director since April 2000. Until his retirement in June 1999, Mr. Miller worked a combined 26 years at E.I. DuPont de Nemours & Company and DuPont Merck Pharmaceuticals Company, most recently serving, from February 1995 through June 1999, as Senior Vice President and Chief Financial Officer, DuPont Pharmaceuticals. From January 1991 through January 1995, Mr. Miller served as Controller and Executive Director of Dupont Merck. Prior to 1991, Mr. Miller held numerous finance staff and management positions at Dupont Merck including a five-year assignment in Europe handling DuPont's merger and acquisition activities and as financial manager for DuPont's operations in Latin America.

     Louis M. Sherwood, M.D. Dr. Sherwood has been a director since October 1993. Since 1992, Dr. Sherwood has been Senior Vice President, U.S. Medical and Scientific Affairs, of Merck & Co., Inc., a pharmaceutical company that he joined in 1987. His previous academic appointments include seven years as Baumritter Professor and Chairman of the Department of Medicine at Albert Einstein College of Medicine, Professor of Biochemistry and Physician in Chief at Montefiore Medical Center, as well as eight years as Chairman of

Medicine at the Michael Reese Medical Center and Professor of Medicine at the University of Chicago. He also served as Chief of Endocrinology at Beth Israel Hospital and Associate Professor of Medicine at Harvard Medical School.

Committees of the Board of Directors and Meeting Attendance

     The Board of Directors has established an Audit Committee, a Compensation Committee, a Stock Plan Committee and a Nominating Committee. During the fiscal year ended December 31, 2000, the Board of Directors met nine times, the Audit Committee met six times and the Compensation Committee met one time. All actions of the Nominating Committee and Stock Plan Committee were by unanimous consent. No director attended less than 75% of the total number of Board meetings and meetings of committees of which he is a member.

     Audit Committee. Mr. Miller currently chairs and he and Messrs. Beam and Conrad are currently members of the Audit Committee. The Audit Committee recommends the independent public accountants appointed by the Board of Directors to audit the financial statements of the Company and reviews issues raised by such accountants as to the scope of their audit and their report thereon, including any questions and recommendations that may arise relating to such audit and report or the Company's internal accounting and auditing procedures.

     Compensation Committee. Mr. Herbert currently chairs and he and Messrs. Beam and Conrad are currently members of the Compensation Committee. All members of the Compensation Committee are independent, as they are not employees of the Company. The Compensation Committee reviews, approves and makes recommendations to the Board of Directors on matters regarding the compensation of the Company's directors, executive officers and key employees.

     Stock Plan Committee. Messrs. Beam, Conrad and Herbert are the current members of the Stock Plan Committee. The Stock Plan Committee acts as the administrative committee for the stock plans of the Company, including the 1992 Plan, the 1997 Plan and the Company's Employee Stock Purchase Plan.

     Nominating Committee. Messrs. Beam, Conrad and Herbert are the current members of the Nominating Committee. The Nominating Committee recommends nominees for election as directors and reviews related matters.

Proposal 2:  Approval of the 1992 Plan Amendment

General

     At the meeting, the stockholders of the Company will be asked to vote upon a proposal to approve the 1992 Plan Amendment. Approval of the 1992 Plan Amendment requires the affirmative vote of the holders of a majority of the votes of the shares of Common Stock that are outstanding as of the Record Date. The text of the proposed 1992 Plan Amendment is set forth in full in Annex B to this proxy statement. The 1992 Plan Amendment increases the aggregate number of shares of Common Stock for which options may be granted under the 1992 Plan from 2,700,000 to 3,100,000.

Reasons for the 1992 Plan Amendment

     The Board of Directors believes that it is in the best interest of the Company to encourage ownership of the Company's stock by its employees and consultants. Providing an opportunity to hold an equity interest in the Company assists the Company in attracting and retaining key management and consulting personnel, which is critical to the Company's long-term success. The Company anticipates that the number of shares of Common Stock available under the 1992 Plan will be depleted by September 2001, and the Board of Directors of the Company has determined that, to continue to provide performance-based incentive to the Company's management and key employees, it is in the best interest of the Company to increase the number of shares of Common Stock available for grant of options under the 1992 Plan.

     To provide additional shares of Common Stock for which options may be granted under the 1992 Plan, the Board of Directors has approved the 1992 Plan Amendment and has directed that this amendment be presented to the stockholders for their approval.

Certain Considerations

     Stockholders should note that certain disadvantages may result from approval of the 1992 Plan Amendment, including a reduction in their interest of the Company with respect to earnings per share, voting, liquidation value and book and market value per share if options to acquire shares of Common Stock are granted and subsequently exercised.

     The Board of Directors recommends a vote "FOR" approval of the 1992 Plan Amendment. Approval of the 1992 Plan Amendment requires the affirmative vote of the holders of a majority of the votes of the shares of Common Stock that are outstanding as of the Record Date. If not otherwise provided, proxies will be voted "FOR" approval of the 1992 Plan Amendment. Abstentions and broker non-votes will be counted as shares entitled to vote on the proposal, but will not be treated as either a vote for or against the proposal. Therefore, an abstention or broker non-vote will have the same effect as a vote against the proposal.

Proposal 3:  Approval of the 1997 Plan Amendment

General

     At the meeting, the stockholders of the Company will be asked to vote upon a proposal to approve the 1997 Plan Amendment. Approval of the 1997 Plan Amendment requires the affirmative vote of the holders of a majority of the votes of the shares of Common Stock that are outstanding as of the Record Date. The text of the proposed 1997 Plan Amendment is set forth in full in Annex C to this proxy statement. The 1997 Plan Amendment increases the aggregate number of shares of Common Stock for which options may be granted under the 1997 Plan from 200,000 to 300,000.

Reasons for the 1997 Plan Amendment

     The Board of Directors believes that it is in the best interest of the Company to attract and retain the services of experienced and knowledgeable non-employee directors of the Company and to provide an incentive for such directors to increase their proprietary interests in the Company's long-term success and progress. The Company and the Board of Directors of the Company have determined that, to continue to provide incentive to the Company's directors, it is in the best interest of the Company to increase the number of shares of Common Stock available for grant of options under the 1997 Plan.

     To provide additional shares of Common Stock for which options may be granted under the 1997 Plan, the Board of Directors has approved the 1997 Plan Amendment and has directed that this amendment be presented to the stockholders for their approval.

Certain Considerations

     Stockholders should note that certain disadvantages may result from approval of the 1997 Plan Amendment, including a reduction in their interest of the Company with respect to earnings per share, voting, liquidation value and book and market value per share if options to acquire shares of Common Stock are granted and subsequently exercised.

     The Board of Directors recommends a vote "FOR" approval of the 1997 Plan Amendment. Approval of the 1997 Plan Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock that are outstanding as of the Record Date. If not otherwise provided, proxies will be voted "FOR" approval of the 1997 Plan Amendment. Abstentions and broker non-votes will be counted as shares entitled to vote on the proposal, but will not be treated as either a vote for or against the proposal. Therefore, an abstention or broker non-vote has the same effect as a vote against the proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of April 20, 2001 with respect to (i) persons known to the Company to be beneficial holders of five percent or more of the outstanding shares of Common Stock, (ii) the executive officers named in the Summary Compensation Table appearing elsewhere in this Proxy Statement and the directors of the Company and (iii) all executive officers and directors of the Company as a group.

                                                         Amount and Nature of
                                                       Beneficial Ownership (2)
                                                       ------------------------
Beneficial Owner(1)                                        Shares       %
-------------------                                       -------       ---

Wellington Management Company, LLP(3)                     934,700       9.5
75 State Street
Boston, MA 02109

Heartland Advisors, Inc.(4)                               884,100       8.6
789 North Water Street
Milwaukee, WI 53202

T. Rowe Price Associates, Inc.(5)                         702,800       7.1
100 E. Pratt Street
Baltimore, MD 21202

Dimensional Fund Advisors, Inc.(6)                        684,800       6.9
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Wellington Trust Company, NA (7)                          510,000       5.2
75 State Street
Boston, MA 02109

Aaron Beam, Jr.                                            22,000       *
  Director(8)

Herbert J. Conrad                                          39,000       *
  Director, Chairman of the Board(9)

Michael E. Herbert                                         27,500       *
  Director(10)

Michael R. Miller                                          11,000       *
  Director(11)

Thomas C. Ramey                                            20,000       *
  Director(12)

Louis M. Sherwood, M.D.                                    33,000       *
  Director(13)

Michael W. George(14)                                     106,877       1.1
  President and Chief Executive Officer, Director

Bruce C. Hayden(15)                                        43,750       *
     Senior Vice President, Chief Financial
 Officer, Secretary and Treasurer

Karl K. Nigg(16)                                           89,688       *
 Senior Vice President, Operations

John L. Armstrong(17)                                      21,000       *
 Vice President, Business Development

Robert W. Veltri, Ph.D.(18)                               170,634       1.7
 Vice President, Research and Development

All executive officers and directors as a group (13       600,889       5.8
persons)(19)

----------
*    Less than 1%.

(l) Each beneficial owner's percentage ownership is determined by assuming that options, warrants and other exercisable or convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days after April 20, 2001, have been exercised or converted.

(2) Unless otherwise noted, the Company believes that all persons named in the above table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Information with respect to the ownership of such beneficial owner was obtained from its report on Amendment No. 4 to Schedule 13G dated February 13, 2001, as received by the Company.

(4) Information with respect to the ownership of such beneficial owner was obtained from its report on Amendment No. 2 to Schedule 13G dated January 30, 2001, as received by the Company.

(5) Information with respect to the ownership of such beneficial owner was obtained from its report on Schedule 13G dated February 13, 2001, as received by the Company.

(6) Information with respect to the ownership of such beneficial owner was obtained from its report on Schedule 13G dated February 2, 2001, as received by the Company. Dimensional Fund Advisors, Inc. disclaims beneficial ownership of these shares.

(7) Information with respect to the ownership of such beneficial owner was obtained from its report on Amendment No. 1 to Schedule 13G dated February 13, 2001, as received by the Company.

(8) The beneficial owner's shares set forth in the table include 20,000 shares of Common Stock issuable upon the exercise of certain stock options.

(9) The beneficial owner's shares set forth in the table include 30,000 shares of Common Stock issuable upon the exercise of certain stock options.

(10) The beneficial owner's shares set forth in the table include 27,500 shares of Common Stock issuable upon the exercise of certain stock options.

(11) The beneficial owner's shares set forth in the table include 10,000 shares of Common Stock issuable upon the exercise of certain stock options.

(12) The beneficial owner's shares set forth in the table include 20,000 shares of Common Stock issuable upon the exercise of certain stock options.

(13) The beneficial owner's shares set forth in the table include 30,000 shares of Common Stock issuable upon the exercise of certain stock options.

(14) The beneficial owner's shares set forth in the table include 101,667 shares of Common Stock issuable upon the exercise of certain stock options.

(15) The beneficial owner's shares set forth in the table include 41,250 shares of Common Stock issuable upon the exercise of certain stock options.

(16) The beneficial owner's shares set forth in the table include 78,750 shares of Common Stock issuable upon the exercise of certain stock options.

(17) The beneficial owner's shares set forth in the table include 18,000 shares of Common Stock issuable upon the exercise of certain stock options.

(18) The beneficial owner's shares set forth in the table include 96,800 shares of Common Stock issuable upon the exercise of certain stock options.

(19) See notes (8) through (18) to this table. The beneficial owners' shares set forth in this table include an aggregate of 490,217 shares of Common Stock issuable upon the exercise of certain stock options.

               EXECUTIVE OFFICERS, KEY EMPLOYEES AND COMPENSATION

Executive Officers and Key Employees

     The following section sets forth the names and backgrounds of the Company's executive officers and certain key employees.

                                                                    Date of
Name                       Offices Held                             First Election   Age

Michael W. George          President, Chief Executive Officer       August 1998      52
                           and Director

Bruce C. Hayden            Senior Vice President, Chief Financial   April 1999       40
                           Officer, Secretary and Treasurer

Karl K. Nigg               Senior Vice President, Operations        February 1998    43

John L. Armstrong, Jr      Vice President, Business                 December 1999    57
                           Development

Robert W. Veltri, Ph. D    Vice President, Research and             October 1990     59
                           Development

Melissa A. Walker          Vice President, Chief Compliance         April 2001       39
                           Officer

Ronald J. Morris           Chief Information Officer                April 2000       59

Gerard J. O'Dowd, M.D      Medical Director                         August 1990      50


     For further information regarding Mr. George's background, see "Matters to Come Before the Meeting and Related Information--Proposal 1: Election of Directors--Background of Directors".

     Bruce C. Hayden. Mr. Hayden joined the Company in April 1999 as Senior Vice President, Chief Financial Officer, Treasurer and Secretary. Before joining the Company, Mr. Hayden was Executive Vice President, Financial Operations of MedShares, Inc., a privately held home healthcare management company from July 1994 to February 1996 and from August 1996 to December 1998. From February to August 1996, Mr. Hayden served as Group Chief Financial Officer of Columbia Homecare Group, a home healthcare company. From September 1992 to June 1994, he held the position of Chief Internal Audit Director with First American Homecare, also a home healthcare company. Prior to moving into the private healthcare industry, Mr. Hayden served for nine years in various Audit Manager positions with the public accounting firms of BDO Seidman and Adams & Akin, PC.

     Karl K. Nigg. Mr. Nigg joined the Company in February 1998 as Vice President, UroTherapeutic Business Development, and became Vice President, Sales and General Manager, UroTherapeutics Group in December 1998 and Senior Vice President, Operations, in December 1999. Mr. Nigg had senior management responsibilities for operations, marketing, sales and sourcing for Amersham Healthcare, a pharmaceutical, medical equipment and consumer health care products company, from June 1990 to October 1993, at which time he became that company's Vice President, Pharmacy Operations. From January 1996 through August 1997, Mr. Nigg served as that company's Vice President Sales/Pharmacy Operations.

     John L. Armstrong, Jr. Mr. Armstrong joined the Company in December 1999 as Vice President, Business Development. Before joining the Company, Mr. Armstrong served as President and Chief Operating Officer of Oread, Inc., a drug development and commercialization company from February to August 1998. From July 1991 to January 1998, he held the positions of President, Worldwide Manufacturing/Quality, Senior Vice President of Administration and President of Endo Laboratories at DuPont Merck Pharmaceuticals Company. Prior to 1991, Mr. Armstrong served in senior manager positions with Marion Merrell Dow, Inc. and ICI Pharma (now Astra Zeneca), both pharmaceutical companies.

     Robert W. Veltri, Ph.D. Dr. Veltri joined the Company in October 1990 as Vice President, Product Planning and Technology Development and Chief Scientific Officer, and became Vice President and General Manager UroSciences Group in October 1994. Before joining the Company, Dr. Veltri was the Executive Vice President and Chief Technical Officer at Theracel, Inc., a therapeutics development company, from 1988 to October 1990. From 1984 to 1988, he was a founder and President and Chief Executive Officer of American Biotechnology Company, the predecessor to Theracel, Inc. Prior to 1984, Dr. Veltri held various positions with Cooper Biomedical Inc., a diagnostic products company, and West Virginia University Medical School.

     Melissa A. Walker. Ms. Walker joined the Company in October 1997 and, since April 3, 2001, she has served as Vice President, Chief Compliance Officer. Previously, Ms. Walker served the Company as Director of Finance, Controller, from February 2001 through March 2001, as Accounts Receivable Director from February 1998 through January 2001, and as Budget Manager from October 1997 through January 1998. Prior to joining the Company, Ms. Walker served in various financial manager positions at The University Hospitals in Oklahoma City from May 1992 to October 1997.

     Ronald J. Morris. Mr. Morris joined the Company in April 2000 as Chief Information Officer. Before joining the Company, since December 1996, Mr. Morris served as Vice President and Chief Information Officer for Pathology Partners, Inc., a pathology practice management company. From October 1994 to November 1996, he held the position of Vice President and Chief Information Officer at Pathcor, Inc., a pathology practice management company. Prior to 1994, Mr. Morris held various information services positions with Corning Clinical Laboratories, Inc. and Damon Clinical Laboratories, Inc., both healthcare companies, and formerly served as a systems engineer for International Business Machines Corporation (IBM), a technology company.

     Gerard J. O'Dowd, M.D. Dr. O'Dowd joined the Company in August 1990 as Medical Director. Before joining the Company, from January 1988 to August 1990, Dr. O'Dowd was in private practice specializing in fine needle aspiration cytology and served as a pathologist for a regional reference laboratory in the Washington, D.C. area. From 1983 to December 1987, Dr. O'Dowd served on the staff of George Washington Medical Center where he was Chief Pathologist for the Division of Cytopathology and Hematopathology. Dr. O'Dowd received his medical degree from Georgetown University School of Medicine, completed a pathology residency at the University of Utah and was a Cytopathology Fellow at the Medical College of Virginia.

     All officers of the Company hold office until the regular meeting of directors following the annual meeting of stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors of the Company (the "Committee"), which is composed of non-employee directors and performs the duties described elsewhere in this Proxy Statement, has furnished the following report on executive compensation.

Overall Objectives and Philosophy of Executive Compensation Program

     The Company's basic philosophy is to align executive compensation with increases in stockholder value through growth in operating profits. This is accomplished primarily through the use of stock options, which provide compensation in direct proportion to increases in stockholder value. This focus on financial performance is accomplished through providing options to key employees, and through cash incentives, through which both executives and employees are eligible for cash bonuses based on achievement of Company-wide financial goals. The Company also provides a stock purchase plan for employees, including executive employees, to further encourage ownership of the Company's stock.

Executive Compensation Programs

     The Company's compensation programs consist of three principal elements: base salary, performance cash bonus and stock options. Together, these elements establish total compensation value. The total compensation paid to the Company's executive officers is influenced significantly by the need to attract management employees with a high level of expertise and to motivate and retain key executives for the long-term success of the Company and its stockholders.

     Base Salary. The Committee utilizes industry surveys and benchmarking to maintain base compensation levels comparable to its competitors and other companies in similar stages of development. The Committee then establishes annual base salary levels for executives based on position, responsibility, level of experience and individual and Company performance.

     The Committee evaluated the base salary of Mr. George, President and Chief Executive Officer, in January 2000 and recommended that his annual base salary be maintained at $265,000. In setting Mr. George's 2000 base salary compensation, the Committee considered strategic results for 1999, as well as Mr. George's individual performance and contributions. Also, the Committee did not consider a salary adjustment for 2000 for his position given that Mr. George had assumed the responsibilities of Chief Executive Officer in November 1999 and had received a promotional raise to $265,000 at that time. The Committee also reviewed multiple surveys on executive compensation levels for emerging growth companies in various industries to ensure that such salary level was competitive with comparable companies.

     Annual Incentive Compensation. Annual incentive compensation for executive officers is intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the financial performance of the Company. Actual awards are subject to increase or decrease based on level of attainment and are completely at the discretion of the Committee. Since the 2000 financial goals established by the Board of Directors in late 1999 were not achieved, the Committee determined that no incentive compensation should be paid for 2000. For 2001, the Company's executive officers and other senior management employees are eligible to receive annual cash bonus awards which are linked directly to the Company's achieving its corporate objectives, including but not limited to, operating income targets. As the Company's focus is on profitable growth and stockholder returns, the Committee expects to place significant emphasis on actual operating income performance.

     Stock Option Program. Total compensation for executive officers and selected management also includes long-term incentives in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock option grants. Stock options are instrumental in promoting the alignment of long-term interests between the Company's management and stockholders because an option holder realizes gains only if the stock price increases over the fair market value at the date of grant and the option holder exercises his or her option. In determining the amount of such grants, the Stock Plan Committee of the Company's Board of Directors, which is comprised of the same members as the Compensation Committee, evaluates the job level of the employee, responsibilities of the employee and competitive practices in the industry. All options are granted with an exercise price equal to fair market value of the Common Stock on the date of grant. Options generally vest over a period of one to five years. The long-term value realized by management through option exercises can be directly linked to the enhancement of stockholder value.

     For the year ended December 31, 2000, the Stock Plan Committee awarded additional stock options to the executive officers named in the Summary Compensation Table for the purchase of a total of 82,635 shares of Common

Stock at exercise prices ranging from $4.00 to $4.625 per share, the fair market value of the Common Stock on the date of grant. These options were granted to vest over four years.

     During 2000, the Stock Plan Committee also awarded additional stock options to purchase an aggregate of 132,750 shares of Common Stock at $4.625 per share, the fair market value of the Common Stock on the date of such grant, to mid-management, marketing, sales and other key employees of the Company. These awards were intended to provide an incentive to individuals who can drive the Company's performance through their daily efforts. These options will be fully vested in four years.

Future Considerations and Conclusion

     The Committee believes that the total compensation program for executives of the Company is competitive with the compensation programs provided by other comparable companies. The Committee also believes that any amounts paid under the annual incentive plan appropriately relate to corporate and individual performance, yielding awards that are directly related to the annual financial and operational results of the Company. Finally, the Committee believes that the Company's stock option and stock purchase plans provide opportunities to participants that are consistent with the returns that are generated on behalf of the Company's stockholders.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                          Michael E. Herbert, Chairman
                                 Aaron Beam, Jr.
                                Herbert J. Conrad

Summary of Compensation

     The following table summarizes compensation information concerning the Chief Executive Officer and each of the Company's other four most highly compensated executive officers as to whom the total annual salary and bonus for the fiscal year ended December 31, 2000, exceeded $100,000.

          Summary Compensation Table
                                                                                 Long Term
                                                        Annual Compensation    Compensation
                                                     ------------------------  ------------
                                                        Other      Securities
                                                        Annual     Underlying    All Other
  Name and Principal               Salary   Bonus    Compensation   Options    Compensation
       Position            Year     ($)      ($)          ($)       (#) (2)         ($)
------------------------   ----   -------   ------   ------------   -------      ------

Michael W. George,         2000   259,904       --             --    20,135          --
 President and             1999   236,269       --             --   140,000       1,350
Chief                      1998    83,769   33,000             --   160,000      73,336
Executive Officer(3)

Bruce C. Hayden,           2000   193,236       --             --    20,000          --
 Senior Vice President,    1999   135,192       --             --    90,000       5,960
 Chief Financial
 Officer, Secretary
 and Treasurer (4)

Karl K Nigg,               2000   204,981       --             --    20,000          --
 Senior Vice President,    1999   171,385       --             --    47,500         270
 Operations(5)             1998   132,692       --             --    67,500       9,742

John L. Armstrong,         2000   157,780       --             --    20,000          --
 Vice President,           1999     4,923       --             --    90,000      18,057
 Business
 Development(6)

Robert W. Veltri,          2000   172,898       --             --     2,500          --
 Ph.D                      1999   168,380       --             --        --          --
 Vice President, Research  1998   164,262       --             --     7,500          --
 and Development

----------
(1) Company contributions to the UroCor 401(k) Profit Sharing Plan; the difference between the price paid for Common Stock and the fair market value of the Common Stock on the date of purchase due to participation in the Employee Stock Purchase Plan; group term life insurance premiums; earnings from the UroCor, Inc. Deferred Compensation Plan and other personal benefits paid to the Named Executive Officer are less than the minimum reporting threshold of $50,000 or 10% of the total annual salary plus bonuses for the Named Executive Officer , and such amounts paid, if any, are represented in the table by "--".

(2) Represents shares issuable pursuant to stock options granted under a stock option plan.

(3) Employment began August 18, 1998. The amount set forth under All Other Compensation represents reimbursed relocation costs.

(4) Employment began April 12, 1999. The amount set forth under All Other Compensation represents reimbursed relocation costs.

(5) Employment began February 16, 1998. The amount set forth under All Other Compensation represents reimbursed relocation costs.

(6) Employment began December 22, 1999. The amount set forth under All Other Compensation represents consulting fees prior to employment.

Option Grants and Exercises

     The following table sets forth information concerning individual grants of stock options made during the year ended December 31, 2000, to each of the executive officers named in the Summary Compensation Table.


              Option Grants in Fiscal Year Ended December 31, 2000
                                                                                                      Potential         Realized
                                         Individual Grants                                            Value at           Assumed
-----------------------------------------------------------------------------------------------        Annual           Rates of
                             Number of          % of Total                                              Stock             Price
                            Securities            Options        Exercise                           Appreciation           for
                            Underlying          Granted to        or Base                              Option             Term
                              Options          Employees In        Price         Expiration       -----------------   -----------
        Name                Granted (#)         Fiscal Year      ($/Share)          Date               5% ($)            10% ($)
----------------------   -----------------   ----------------   -----------   -----------------   -----------------   -----------

Michael W. George             20,135(1)            5.4               4.00       August 18, 2010          50,651           128,360

Bruce C. Hayden               20,000(2)            5.4              4.625        July 7, 2010            58,173           147,421

Karl K. Nigg                  20,000(3)            5.4              4.625        July 7, 2010            58,173           147,421

John L. Armstrong             20,000(4)            5.4              4.625        July 7, 2010            58,173           147,421

Robert W. Veltri, Ph.D.        2,500(5)            0.7              4.625        July 7, 2010             7,272            18,428

----------
(1) Represents shares of Common Stock issuable pursuant to an incentive stock option granted under a stock option plan. These options shall vest 25% on each of August 18, 2001, August 18, 2002, August 18, 2003 and August 18, 2004.

(2) Represents shares of Common Stock issuable pursuant to an incentive stock option granted under a stock option plan. These options shall vest 25% on each of July 7, 2001, July 7, 2002, July 7, 2003 and July 7, 2004.

(3) Represents shares of Common Stock issuable pursuant to an incentive stock option granted under a stock option plan. These options shall vest 25% on each of July 7, 2001, July 7, 2002, July 7, 2003 and July 7, 2004.

(4) Represents shares of Common Stock issuable pursuant to an incentive stock option granted under a stock option plan. These options shall vest 25% on each of July 7, 2001, July 7, 2002, July 7, 2003 and July 7, 2004.

(5) Represents shares of Common Stock issuable pursuant to an incentive stock option granted under a stock option plan. These options shall vest 25% on each of July 7, 2001, July 7, 2002, July 7, 2003 and July 7, 2004.

     The following table sets forth information concerning the value of unexercised options held by each of the executive officers named in the Summary Compensation Table at December 31, 2000. None of such executive officers exercised any stock options during the year ended December 31, 2000.

                       Option Values at December 31, 2000
                                           Number of
                                     Securities Underlying
                                      Unexercised Options                 Value of Unexercised
                                     at December 31, 2000                In-the-Money Options at
                                          (# shares)                    December 31, 2000 ($) (1)
                                 ------------------------------      ------------------------------
          Name                   Exercisable      Unexercisable      Exercisable      Unexercisable
-----------------------          -----------      -------------      -----------      -------------

Michael W. George                  101,667           218,468           442,710           999,182

Bruce C. Hayden                     22,500            87,500           105,000           397,500

Karl K. Nigg                        56,250            78,750           170,000           256,406

John L. Armstrong                   18,000            92,000            94,500           460,500

Robert W. Veltri,  Ph.D.            94,300             5,000           572,838            14,531

----------
(1) Based on a price of $8.75, the closing price of the Common Stock on December 31, 2000, as reported by The Nasdaq Stock Market(R).

Performance Presentation

     The following performance graph compares the performance of the Common Stock on an indexed basis to Center for Research in Security Prices ("CRSP") Index for The Nasdaq Stock Market(R) - US Companies ("Nasdaq US Companies") and a CRSP index of The Nasdaq Stock Market(R) health services companies for Nasdaq companies with SIC codes beginning with 80 ("Nasdaq Health Services Companies"). Information with respect to the Common Stock, the Nasdaq US Companies and the Nasdaq Health Services Companies is from December 31, 1996. The graph assumes that the value of the investment in the Common Stock and each index was $100 at December 31, 1996, and that all dividends were reinvested. The Company will provide the names of the companies included in the Nasdaq Health Services Companies upon written request to the Investor Relations Department of the Company.

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL.]

                                                                        Nasdaq
                                                                        Health
                                                       Nasdaq           Services
                                    UroCor, Inc.    US Companies       Companies
                                    ------------    ------------       ---------

12/31/1996                                100              100             100
12/31/1997                              64.71           122.48           102.6
12/31/1998                              66.67           172.72           86.97
12/31/1999                              43.79           320.98           69.98
12/31/2000                               91.5           193.13           95.94

Index values:
December 31, 1996                      9.5625          425.181         530.462
December 31, 1997                      6.1875          520.755         544.274
December 31, 1998                       6.375          734.376         461.382
December 31, 1999                      4.1875         1364.746         371.231
December 31, 2000                        8.75          821.146         508.941


                                               12/31/96      12/31/97      12/31/98       12/31/99       12/31/00
                                               --------      --------      --------       --------       --------
UroCor, Inc.                                     100.0          64.7          66.7           43.8           91.5

Nasdaq US Companies                              100.0         122.5         172.7          321.0          193.1

Nasdaq Health Services Companies                 100.0         102.6          87.0           70.0           95.9

Note: The indices are reweighed daily, using the market capitalization on the previous trading day.

Compensation of Directors

     Each director receives a monthly retainer of $1,000, a $500 fee for each meeting attended in person and reimbursement for expenses related to attendance at Board meetings. Committee members receive an additional $2,000 annually for each committee served. The Chairman of each Committee of the Board of Directors receives an additional $1,125 annually.

Employment Agreements

     Mr. George entered into an employment agreement with the Company in August 1998, pursuant to which he serves as President. The term of the agreement is for one year, with automatic renewals indefinitely for further successive one-year periods unless terminated by either party. The Company may terminate the agreement upon Mr. George's death or disability or for cause (as that term is defined therein). The agreement with Mr. George provides for a current base salary of $265,000, subject to annual review, a bonus of up to 50% of his annual base salary and a severance obligation of six months upon termination without cause.

     Messrs. Hayden, Nigg and Armstrong and Dr. Veltri each have entered into agreements with the Company regarding the respective terms of their employment. None of such agreements provide for fixed periods of employment. The agreement with Mr. Hayden currently provides for a base salary of $208,820, subject to annual review, a bonus of up to 40% of his annual base salary and a severance obligation of nine months upon termination without cause. The agreement with Mr. Nigg currently provides for a base salary of $209,000, subject to annual review, and a bonus of up to 40% of his annual base salary. The agreement with Mr. Armstrong currently provides for a base salary of $169,600, subject to annual review, and a bonus of up to 35% of his annual base salary. The agreement with Dr. Veltri currently provides for a base salary of $178,000, subject to annual review, a bonus of up to 30% of his annual base salary and a severance obligation of six months upon termination without cause.

Change in Control Agreements

     The Company has entered into agreements with various key employees, including each of the executive officers named in the Summary Compensation Table that are intended to assure the continued availability of these executives in the event of certain transactions culminating in a "change in control" of the Company. Under the agreements, in the event the executive officer is terminated at any time after a change in control transaction has occurred, and termination is not voluntary or the result of death, permanent disability, retirement or certain other defined circumstances, the executive officer would be entitled to receive (i) payment of base salary and earned but unused vacation time through the date of termination, (ii) a bonus equal to the aggregate annual bonus paid to the executive officer since the effective date of the agreement, pro-rated through the date of termination, (iii) a lump sum cash payment equal to either one or one and one-half times the sum of the annual base salary of the executive officer during the year in which the termination occurred plus the amount of the highest annual bonus received by the executive officer at any time after the effective date of the agreement and (iv) the continuation of life, disability and health insurance coverages for either 12 or 18 months.

Certain Agreements

     In October 1999, the Company entered into a consulting agreement with William A. Hagstrom, the former Chairman of the Board, Chief Executive Officer and director of the Company. The agreement provides that Mr. Hagstrom will serve as a consultant to the Company through December 31, 2001, or his earlier death, disability, resignation or termination for cause (as defined in the agreement). Pursuant to the agreement, the Company paid Mr. Hagstrom an aggregate of $300,000 in consulting fees in 2000, constituting all fees payable under the agreement.

     In April 2001, the Company entered into a severance agreement with Lou Rye Carmichael, the former Vice President, Chief Compliance Officer, of the Company pursuant to which her employment with the Company terminated in April 2001. Pursuant to the agreement, the Company is obligated to pay Ms. Carmichael an aggregate of $157,500 in bi-weekly installments through April 2002, to provide Ms. Carmichael with life, disability and health insurance coverages through April 2002 and to provide certain other benefits.

                       DESCRIPTION OF COMPANY STOCK PLANS

     Pursuant to applicable federal securities laws, the Company is required to furnish to its stockholders in this proxy statement certain information with respect to the 1992 Plan Amendment and the 1997 Plan Amendment. For information concerning these plans, see "Proposal 2: Approval of the 1992 Plan Amendment ", "Proposal 3: Approval of the 1997 Plan Amendment" and the summaries set forth below.

     The following summaries do not purport to be complete summaries of the Company's stock option plans and are qualified in their entirety by reference to the plans.

Summary of the 1992 Plan

     The Board of Directors adopted previously and, in June 1997, the stockholders approved the 1992 Plan and amendments thereto in June 1998, June 1999 and June 2000. The 1992 Plan authorizes a committee of the Board of Directors to issue options intended to qualify as incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that are not intended to conform to the requirements of the Code Section ("Non-ISOs"). Under the terms of the 1992 Plan, the exercise price of each ISO cannot be less than 100% of the fair market value of the Common Stock at the time of grant, and, in the case of a grant to a 10% stockholder, the exercise price may not be less than 110% of the fair market value on the date of grant. The exercise price of each Non-ISO may not be less than the fair market value of the Common Stock on the date of grant. Options granted under the 1992 Plan may not be exercised after the tenth anniversary (or the fifth anniversary in the case of an option granted to a 10% stockholder) of their grant. Payments by option holders upon exercise of an option may be made by delivering cash. The 1992 Plan currently authorizes: (i) options to acquire up to an aggregate of 2,700,000 shares of Common Stock to be granted; (ii) grants of ISOs to eligible employees and grants of Non-ISOs to any individual with substantial responsibility for the Company's management and growth, as determined by a committee of the Board of Directors; (iii) adjustments to the number and class of shares outstanding pursuant to granted options and reserved under the 1992 Plan in the event of a capital adjustment; (iv) an opportunity for outstanding options to be exercised subsequent to a merger or disposition of all of the Company's assets and for the optionee to receive shares to which he would have been entitled prior to such merger or disposition; and (v) grant of options in substitution for options held by employees of other corporations who are about to become Company employees or whose employer is about to become a parent or subsidiary of the Company. The Company currently has approximately 380 full-time employees, including eight executive officers, each of whom may be eligible to receive grants under the 1992 Plan. Other persons with substantial responsibility for the Company's management and growth may be eligible to receive grants under the 1992 Plan at the discretion of a committee of the Board of Directors. The proposed 1992 Plan Amendment, the text of which is set forth in full in Annex B to this proxy statement, would increase the aggregate number of shares for which options may be granted under the plan from 2,700,000 to 3,100,000.

New Plan Benefits

     The following table sets forth information concerning the determinable benefits and amounts that have been received by or allocated to the individuals and groups identified below under the 1992 Plan.

                                                                 1992 Plan
                                                            --------------------
                                                            Dollar    Number of
                      Names and Position                    Value $   Shares (1)
----------------------------------------------------------  -------   ----------

     Michael W. George,
     President and Chief Executive Officer ...............    (2)      320,135

     Bruce C. Hayden,
     Senior Vice President, Secretary, Treasurer and Chief
     Financial Officer ...................................    (2)      110,000

     Karl K. Nigg,
     Senior Vice President, Operations ...................    (2)      135,000

     John L. Armstrong,
     Vice President, Business Development ................    (2)      110,000

     Robert W. Veltri, Ph.D
     Vice President, Research and Development ............    (2)       99,300

     Executive Officers as a Group (8 persons, including
     the executive officers named above) .................    (2)      876,435

     Non-Executive Director Group ........................    (2)       37,500

     Employee Group ......................................    (2)      657,678

----------
(1) Includes options granted to Mr. George to purchase 150,000, 10,000, 40,000, 100,000 and 20,135 shares of Common Stock on August 18, 1998, September 15, 1998, August 27, 1999, October 22, 1999 and August 18, 2000, respectively; options granted to Mr. Hayden to purchase 75,000, 15,000 and 20,000 shares of Common Stock on April 12, 1999, August 27, 1999 and July 7, 2000, respectively; options granted to Mr. Nigg to purchase 60,000, 7,500, 20,000, 5,000, 22,500 and 20,000 shares of Common Stock on February 17, 1998, April 16, 1998, January 7, 1999, April 1, 1999, August 27, 1999 and
     July 7, 2000, respectively; options granted to Mr. Armstrong to purchase 90,000 and 20,000 shares of common stock on December 22, 1999 and July 7, 2000, respectively; options granted to Dr. Veltri to purchase 44,300, 30,000, 15,000, 7,500 and 2,500 shares of Common Stock on January 26, 1994,
     December  15,  1995,  March  20,  1997,  April 16,  1998 and July 7,  2000,
     respectively; options granted to other members of the Executive Officer Group to purchase 5,000, 5,000, 5,000, 25,000, 12,000 and 50,000 shares of
     Common Stock on February 17, 1998, February 18, 1999, April 1, 1999, April 7, 2000, July 7, 2000 and April 19, 2001, respectively; options granted to members of the Non-Executive Director Group to purchase 12,500, 12,500, and 12,500 shares of Common Stock on October 1, 1993 and October 29, 1993, and July 12, 1994, respectively; and options granted to members of the Employee Group to purchase an aggregate of 657,678 shares of Common Stock on various dates between June 1, 1992 and April 4, 2001.

(2) The actual dollar value, if any, a person may realize will depend on the excess of the per share price of the Common Stock over the per share exercise price on the date the option is exercised. All options granted under the 1992 Plan on February 26, 1993, October 1, 1993, October 29, 1993, January 26, 1994, July 12, 1994, September 30, 1994, December 15,
     1995, May 1, 1996,  March 20, 1997, May 5, 1997,  February 17, 1998,  April
     16, 1998, August 18, 1998,  September 15, 1998,  January 7, 1999,  February
     18, 1999, April 1, 1999, April 12, 1999, August 27, 1999, October 22, 1999,
     April 7,  2000,  July 7,  2000,  August  18,  2000 and April 19,  2001 have exercise prices of $.35, $.75,  $.75, $.75,  $1.00,  $1.00,  $1.75,  $9.00,
     $10.00, $9.25, $6.125,  $7.0625,  $4.75, $4.875, $5.875,  $5.6875,  $4.625,
     $4.00, $4.50,  $3.375,  $4.125,  $4.625,  $4.00 and $10.234375,  per share, respectively. Options granted to members of the Employee Group under the 1992 Plan have exercise prices ranging from $.35 to $12.625. The closing price of the Common Stock on the Record Date was $10.75.

Federal Tax Consequences

     Options granted under the 1992 Plan may be either ISOs which satisfy the requirements of Section 422 of the Code or Non-ISOs which are not intended to meet these requirements. The federal income tax treatment for the two types of options differs as follows.

     ISOs. In general, no tax consequences should result from the grant to or exercise by an employee of an ISO under the 1992 Plan. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a disposition.

     For federal tax purposes, dispositions are either qualifying or disqualifying. An optionee makes a qualifying disposition of the purchased shares if he sells or otherwise disposes of the shares after holding them for more than two years after the date the option was granted and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition, a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares generally will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain. If, however, the disqualifying disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized, the amount of ordinary income realized by the optionee cannot exceed the amount realized on the sale or exchange over the exercise price paid for the shares.

     If the optionee makes a disqualifying disposition of the purchased shares, the Company will be entitled to an income tax deduction for the taxable years in which the disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Non-ISOs. No taxable income is recognized by an optionee upon the grant of a Non-ISO. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for the shares. The Company is entitled to a deduction in the same amount as the income recognized by the optionee.

Summary of the 1997 Plan

     The Board of Directors adopted previously and, in June 1997, the stockholders of the Company approved the 1997 Plan and an amendment thereto in June 1999. The 1997 Plan provides for the automatic grant of stock options to non-employee directors. The Company currently has six non-employee directors, each of whom is eligible to receive grants under the 1997 Plan. The purposes of the 1997 Plan are to attract and retain the services of experienced and knowledgeable non-employee directors of the Company and to provide an incentive for such directors to increase their proprietary interests in the Company's long-term success and progress. A committee designated by the Board of Directors (currently the Stock Plan Committee) is the administrator of the 1997 Plan.

     Under the 1997 Plan, an aggregate of 100,000 shares of Common Stock were originally authorized and reserved for issuance to non-employee directors. The aggregate number of shares of Common Stock for which options may be granted under the 1997 Plan may be adjusted based on certain anti-dilution provisions contained in the Director Stock Option Plan. On May 5, 1997, each existing non-employee director was granted an option to purchase shares of Common Stock based upon his period of service as a director at $9.25 per share, the fair market value of such stock on that date. On such date, existing non-employees directors serving (i) since January 1, 1989, were granted an option to purchase 10,000 shares of Common Stock, (ii) only since January 1, 1994, were granted an option to purchase 7,500 shares of Common Stock and (iii) only since January 1, 1995, were granted an option to purchase 5,000 shares of Common Stock. On the date of election of any new non-employee director, such new non-employee director will be granted an option to purchase 10,000 shares of Common Stock at the fair market value of such stock on the date of the grant. Additionally, on July 1 of each year, each non-employee director who is a non-employee director on such date will be granted an option to purchase 7,500 shares of Common Stock at the fair market value of such stock on the date that the option is granted, along with a grant of 2,500 shares to the Chairman of the Board of Directors. Each stock option granted to a non-employee director will have a ten-year term and will be fully vested and exercisable on the first anniversary of the date of the grant, assuming continued service on the Board of Directors. The proposed 1997 Plan Amendment, the text of which is set forth in full in Annex C to this proxy statement, would increase the aggregate number of shares for which options may be granted under the plan from 200,000 to 300,000.

New Plan Benefits

     The following table sets forth information concerning the determinable benefits and amounts that have been received by or allocated to the individuals and groups identified below under the 1997 Plan.

                                                                1997 Plan
                                                          ----------------------
                                                          Dollar      Number of
                      Names and Position                  Value $     Shares (1)
                      ------------------                  -------     ----------

     Michael R. Miller..............................        (2)         17,500

     Herbert J. Conrad..............................        (2)         27,500

     Louis M. Sherwood, MD..........................        (2)         25,000

     Michael E. Herbert.............................        (2)         22,500

     Aaron Beam, Jr.................................        (2)         27,500

     Thomas C. Ramey................................        (2)         27,500

----------
(1) Includes options granted to Mr. Miller to purchase 10,000 and 7,500 shares of Common Stock on April 18, 2000 and July 3, 2000; options granted to Mr. Conrad to purchase 7,500, 5,000, 5,000 and 10,000 shares of Common Stock on May 5, 1997, July 1, 1998, July 1, 1999 and July 3, 2000, respectively; options granted to Dr. Sherwood to purchase 7,500, 5,000, 5,000 and 7,500 shares of Common Stock on May 5, 1997, July 1, 1998, July 1, 1999 and July 3, 2000, respectively; options granted to Mr. Herbert to purchase 5,000, 5,000, 5,000 and 7,500 shares of Common Stock on May 5, 1997, July 1, 1998, July 1, 1999 and July 3, 2000, respectively; options granted to Mr. Beam to purchase 10,000, 5,000, 5,000 and 7,500 shares of Common Stock on December 16, 1997, July 1, 1998, July 1, 1999 and July 3, 2000, respectively; and options granted to Mr. Ramey to purchase 10,000, 5,000, 5,000 and 7,500 shares of Common Stock on December 16, 1997, July 1,1998, July 1, 1999 and July 3, 2000, respectively.

(2) The actual dollar value, if any, a person may realize will depend on the excess of the per share price of the Common Stock over the per share exercise price on the date the option is exercised. All options granted under the 1997 Plan on May 5, 1997, December 16, 1997, July 1, 1998, July 1, 1999, April 18, 2000 and July 3, 2000 have exercise prices of $9.25, $6.50, $7.00, $5.00 and $4.75 per share, respectively. The closing price of the Common Stock on the Record Date was $10.75.

Federal Tax Consequences

     Options granted under the 1997 Plan are classifed as Non-ISO's.

     No taxable income is recognized by an optionee upon the grant of a Non-ISO. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for the shares. The Company is entitled to a deduction in the same amount as the income recognized by the optionee.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP served as the Company's principal independent public accountants for the year ended December 31, 2000 and has been recommended by the Audit Committee of the Board of Directors of the Company to so serve for the current year. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting of stockholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     During fiscal year 2000, the Company retained Arthur Andersen LLP to provide services and paid fees therefor as indicated in the following table:

     Audit Fees                                  $115,950
     Financial Information System Design
         and Implementation Fees                 $     --
     All Other Fees                              $ 29,500

                             AUDIT COMMITTEE REPORT

     The Board of Directors has adopted an Audit Committee Charter, a copy of which is included as Annex A to this Proxy Statement. All members of the Audit Committee of the Board of Directors are "independent" as defined in Rule
4200(a)(15) of the National Association of Securities Dealers, Inc. listing standards.

     The Audit Committee has reviewed and discussed with the Company's management and Arthur Andersen LLP, the Company's independent auditors, the audited financial statements of the Company contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees), and SAS 90.

     The Audit Committee has received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (titled, "Independence Discussions with Audit Committee"), and has discussed with Arthur Andersen LLP its independence in connection with its audit of the Company's most recent financial statements. The Audit Committee has also considered whether the provision of non-audit services to the Company by Arthur Andersen LLP is compatible with maintaining that firm's independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     The information in the foregoing three paragraphs shall not be deemed to be soliciting material, or be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended, or to liabilities under Section 18 of the Securities Act of 1933, as amended, nor shall it be deemed to be incorporated by reference into any filing under such Securities Act or Exchange Act, except to the extent that the Company specifically incorporates these paragraphs by reference.

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                           Michael R. Miller, Chairman
                                 Aaron Beam, Jr.
                                Herbert J. Conrad

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file statements on Form 3, Form 4 and Form 5 of ownership and change in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) reports which they file.

     Based solely on a review of reports on Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, reports on Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and written representations from reporting persons, the Company believes that, except as set forth below, no person who, at any time during 2000, was subject to the reporting requirements of Section 16(a) with respect to the Company failed to meet such requirements on a timely basis. Forms 5 with respect to the grant of stock options pursuant to the 1997 Plan to each of Messrs. Beam, Conrad, Herbert, Ramey and Sherwood were filed on February 21, 2000, for each of such persons. Forms 5 with respect to the following individuals and transactions also were filed on February 21, 2000: Mr. George, with respect to two option grants pursuant to the 1992 Plan and the purchase of Common Stock pursuant to the Company's employee stock purchase plan, Mr. Hayden, with respect to an option grant pursuant to the 1992 Plan and Mr. Nigg with respect to three option grants pursuant to the 1992 Plan and the purchase of Common Stock pursuant to the Company's employee stock purchase plan. Each Form 5 described above was required to be filed by February 14, 2000.

                        PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of holders of Common Stock intended to be presented at the annual meeting of stockholders of the Company to be held in 2001 must be received by the Company at its principal executive offices, 840 Research Parkway, Oklahoma City, Oklahoma 73104, no later than January 1, 2002, in order to be included in the proxy statement and form of proxy relating to that meeting.

     According to the bylaws of the Company, at the Annual Meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For business to be properly brought before the 2002 Annual Meeting of Stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 days nor more than 180 days prior to the meeting date.

                                  OTHER MATTERS

     The management of the Company knows of no other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain directors, officers or employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.

     The Company will provide without charge to any holder of Common Stock a copy of the Company's most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules included therein. A stockholder may request a copy by contacting the Company at UroCor, Inc., 840 Research Parkway, Oklahoma City, Oklahoma 73104, Attention: Investor Relations.

                                                                         Annex A

                                  UROCOR, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

I.  PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its overnight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting process generally. Consistent with this function, the Audit Committee should encourage continuous improvement of and should foster adherence to, the companies' policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     o    Serve  as  an   independent   and  objective   party  to  monitor  the
          Corporation's financial reporting process and internal control system.

     o Review and appraise the audit efforts of the Corporation's independent accountants.

     o Provide an open avenue of communication among independent accountants, financial and senior management and the Board of Directors.

     o Prepare a letter of inclusion in the annual report that describes the committee's composition and responsibilities, and how they were discharged.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with IV.4 below.

IV.  RESPONSIBILITIES AND DUTIES

To fulfill it responsibilities and duties the Audit Committee shall:

     Documents/Reports Review

     1. Review and update this Charter periodically, at least annually, as conditions dictate.

     2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or public, including any certification, report, opinion, or review rendered by the independent accountants.

     3. Review the regular internal reports to management prepared by the accounting and finance department and management's response.

     4. Review with financial management and the independent accountants any publicly filed document (10-Q, 10-K, Proxy, 8-K, etc.) prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

     Independent Accountants

     5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

     6.   Consider,   in  consultation  with  the  independent   accountant  and
          management, the audit scope and plan of the independent accountant.

     7. Review the performance of the independent accountants and approve any proposed discharge of independent accountants when circumstances warrant.

     8. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

     Financial Reporting Process

     9. In consultation with the independent accountants and senior financial and accounting management, review the integrity of the organization's financial reporting processes, both internal and external.

     10. Consider and review with the independent accountant and management the adequacy of the company's internal controls including computerized information system controls and security.

     11.  Inquire  of  management,   and  the   independent   accountant   about
          significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

     12. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

     13.  Consider  and  approve,   if   appropriate,   major   changes  to  the
          Corporation's auditing and accounting principles and practices as suggested by independent accountants or management.

     Process Improvement

     14. Establish regular and separate systems of reporting to the Audit Committee by each of management, and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     15. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     16.  Review  any  significant   disagreement   among   management  and  the
          independent accountants in connection with the preparation of the financial statements.

     17. Review with the independent accountants and management the extent to which changes and improvements in financial accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

     18. Consider and review with senior financial and accounting management the internal finance and accounting department budget and staffing.

     19. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

     Ethical and Legal Compliance

     20. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

     21. Review management's monitoring of the Corporation's compliance with the organizations Ethical Code and ensure that management has the proper review system in place to ensure the Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

     22. Review the appropriateness of the creation and subsequent activities, organizational structure, and qualifications of an internal audit department.

     23. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

     24. Review with the organization's counsel, any legal matter that could have a significant impact on the organizations financial statements.

     25. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

     26. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by senior finance and accounting management or the independent accountant.

                                                                         Annex B

                                    AMENDMENT
                                       TO
                                  UROCOR, INC.
         SECOND AMENDED AND RESTATED 1992 STOCK OPTION PLAN, AS AMENDED

1. Paragraph 3 of the UroCor, Inc. Second Amended and Restated 1992 Stock Option Plan, as amended, is hereby deleted in its entirety and replaced by the following:

     3. Dedicated Shares. The stock subject to the Options and other provisions of the Plan shall be shares of the Company's Common Stock, $.01 par value (the "Stock"). The total number of shares of Stock with respect to which Options may be granted shall be 3,100,000 shares. The maximum number of shares subject to Options which may be issued to any Optionee under this Plan during any period of three consecutive years is 500,000 shares. The class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 17 hereof.

          In the event that an outstanding Option expires or is surrendered for any reason or terminates by reason of the death or other severance of employment of the Optionee, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan.

2. Except as expressly amended by this Amendment, the UroCor, Inc. Second Amended and Restated 1992 Stock Option Plan, as amended, shall continue in full force and effect in accordance with its terms.

                                                                         Annex C

                                    AMENDMENT
                                       TO
                                  UROCOR, INC.
            1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN, AS AMENDED

1. Paragraph 3 of the UroCor, Inc. 1997 Non-Employee Director Stock Option Plan, as amended, is hereby deleted in its entirety and replaced by the following:

     3. Option Shares.

          The stock subject to the Options and other provisions of this Plan shall be shares of the Company's Common Stock, $.01 par value per share (or such other par value as may be designated by act of the Company's stockholders, the "Common Stock"). The total amount of Common Stock with respect to which Options may be granted shall not exceed 300,000 shares in the aggregate; provided, that the class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 12 of this Plan. Such shares may be treasury shares or authorized but unissued shares.

          If an outstanding Option for any reason shall expire or terminate by reason of the death of the optionee or the fact that the optionee ceases to be a director, the surrender of any such Option, or any other cause, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under this Plan.

2. Except as expressly amended by this Amendment, the UroCor, Inc. 1997 Non-Employee Director Stock Option Plan, as amended, shall continue in full force and effect in accordance with its terms.

                                      PROXY
                                  UROCOR, INC.
           THIS PROXY FOR HOLDERS OF COMMON STOCK IS SOLICITED BY THE
            BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 21, 2001

     The undersigned stockholder of UroCor, Inc. (the "Company") hereby appoints Michael W. George and Bruce C. Hayden as Proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote all shares of Common Stock of the Company of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Renaissance Hotel, 10 Broadway Avenue, Oklahoma City, Oklahoma at 2:00 p.m., C.D.T., Thursday, June 21, 2001, or at any adjournment(s) thereof, on the following matters more particularly described in the Proxy Statement dated May 3, 2001.

1.  ELECTION OF DIRECTORS:   [_] FOR all the nominees listed   [_] WITHHOLD AUTHORITY
                                 (except as indicated to the       to vote for election of
                                 contrary below)                   directors

     NOMINEES: Aaron Beam, Jr. and Thomas C. Ramey (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)



2. Proposal to approve an amendment to the UroCor, Inc. Second Amended and Restated 1992 Stock Option Plan, as amended, to increase the number of shares for which options may be granted under such plan from 2,700,000 to 3,100,000.

     [_] FOR                        [_] AGAINST                      [_] ABSTAIN

3. Proposal to approve an amendment to the UroCor, Inc. 1997 Non-Employee Director Stock Option Plan, as amended, to increase the number of shares for which options may be granted under such plan from 200,000 to 300,000.

     [_] FOR                        [_] AGAINST                      [_] ABSTAIN

4. In their discretion, the above named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

     This proxy, when properly executed, will be voted as directed. If not otherwise specified, this proxy will be voted FOR the election of the director nominees named in Item 1, or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors, FOR the amendment to the Second Amended and Restated 1992 Stock Option Plan, as amended, set forth in Item 2 and FOR the amendment to the 1997 Non-Employee Director Stock Option Plan, as amended, set forth in Item 3.

                                   Dated:  _______________________________, 2001

                                   _____________________________________________

                                   _____________________________________________
                                           (Signature of Stockholder(s))

                                        Please  sign  exactly  as  name  appears
                                   hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon.

                                             PLEASE MARK, SIGN, DATE AND
                                            RETURN IMMEDIATELY USING THE
                                                  ENCLOSED ENVELOPE.